Incorporation by Reference Putnam Absolute Return 300 Fund
Period ending 4/30/17

1.  Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February
27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.